Exhibit 99.1

Kellie Chong Joins Guerrilla RF as Chief Business Officer

GREENSBORO, NC—February 1, 2022—Guerrilla RF (GRF) announces Kellie Chong has joined the company as Chief Business Officer. In this new position, Chong is responsible for overseeing the Sales, Marketing and Business Development initiatives of the company, with a specific focus on accelerating revenue growth with new and existing strategic customers.

“We’re delighted to welcome Kellie to the GRF family,” says Ryan Pratt, founder and CEO of Guerrilla RF. “Kellie brings over 35 years of experience to the company, with an incredible blend of business and technical acumen focused within the RF/microwave semiconductor space. She has led multiple product divisions throughout her storied career, developing truly dominant product lines along the way. Her extensive background in business development will be leveraged heavily as we continue to accelerate our plans for aggressive revenue growth.”

Chong most recently served as the Director of Qorvo’s Broadband Access product line where she drove the division’s P&L commitments through focused business development, market positioning, and strategic planning. She has a strong reputation for delivering results and growing market share, and her efforts were instrumental in Qorvo achieving its dominant position within the broadband infrastructure market.

Chong brings a unique perspective to the company, blending technical and business expertise as part of her leadership skillset. She originally entered the semiconductor industry as an integrated circuits (IC) design engineer, creating a variety of RF and microwave devices along the way. Chong joined RFMD (which later became Qorvo) in 1992 as one of the company’s very first design engineers. She quickly advanced within its technical ranks, eventually managing a global team consisting of applications, design and product engineering. Her leadership skills were later harnessed for product line management, and she led teams which focused on GPS development, RF filter technology, and broadband infrastructure.

Chong holds a Bachelor of Science degree in Electrical Engineering from North Carolina State University, and a certificate in Executive Business Management from the University of North Carolina – Greensboro.

About Guerrilla RF

Guerrilla RF provides high performance monolithic microwave integrated circuits (MMICs) to wireless OEMs in multiple market segments – including 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics such as SDARS/V2X/GPS/DAB, mission-critical military communications, navigation, and high-fidelity wireless audio. For more information, please visit https://guerrilla-rf.com/kc or follow the company on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Jim Ahne, VP of Marketing

jahne@guerrilla-rf.com

+1 336 510 7840